UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2008

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive Shelton, Connecticut 06484
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 929-8810

  Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Grant to Vice President and Chief Financial Officer

In February 2009, the Registrant entered into a new employment agreement with Robert A. Bosi.  On March 18, 2009 (the “Date of Grant”), the Registrant issued a grant of 200,000 incentive stock options to purchase common stock, par value $0.001 per share (the “Common Stock”), to Mr. Bosi as Vice President and Chief Financial Officer.   Such option grant was made under the 2008 Equity Incentive Plan pursuant to a stock option award agreement, the form of which was filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-151113) as filed with the SEC on May 22, 2008 and is incorporated herein by reference.  Such options have an exercise price of $0.25 which is equal to the closing price of the Registrant’s Common Stock as quoted on the Nasdaq Capital Market on the Date of Grant.  Such options began vesting on January 1, 2009 and vest as follows:  25% vest 12 months from the Date of Grant, 12.5% vest 18 months from the Date of Grant, 12.5% vest 24 months from the Date of Grant and  6.25% vest every three months thereafter.

Item 9.01	Financial Statements and Exhibits.

         (d) Exhibits.

10.1
Form of Stock Option Award Agreement under the 2008 Equity Incentive Plan (incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-8 (File No. 333-151113) as filed with the Securities and Exchange Commission on May 22, 2008).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

Date: March 24, 2009	By:	/s/ Dr. Santanu Das
Name: Dr. Santanu Das
Title: President and Chief Executive Officer